Exhibit 5.2

CONSENT OF

OSLER, HOSKIN & HARCOURT LLP

January 16, 2018

The Stars Group Inc.

200 Bay Street, South Tower, Suite 3205

Toronto, Ontario, Canada

M5J 2J3

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-10 of The Stars Group Inc.

We have acted as Canadian counsel to The Stars Group Inc. (the “Registrant”) in connection with the registration statement on Form F-10 (Registration No. 333-221875), as amended by Form F-10/A filed on January 16, 2018 (the “Registration Statement”) by the Registrant with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Securities Act”).

We acknowledge that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whom consent is required by the Securities Act or the rules thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP